UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2009

Vitamin Shoppe, Inc. (Exact name of registrant as specified in its charter)

Delaware	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

001-34507

Commission File Number

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(800) 223-1216

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 17, 2009, Vitamin Shoppe Industries, Inc. (the “Company”) a subsidiary of Vitamin Shoppe, Inc., issued a press release announcing the completion its offer to purchase up to approximately $45,000,000 of its outstanding $165,000,000 Second Priority Senior Secured Floating Rate Notes due 2012 (the “Notes”) for a redemption price of approximately $45,653,108. The redemption price included $44,894,000 aggregate principle amount of the Notes purchased, a purchase premium of $448,940 on those Notes, and accrued interest of approximately $310,168. A copy of the press release is attached to this Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

On December 22, 2009, the Company issued a press release announcing its election to redeem on January 20, 2010 (the “Redemption Date”) $20,000,000 of the $120,106,000 of its Notes that remain outstanding. The redemption price for the Notes will be 100% of the principal amount of the redeemed Notes, plus accrued and unpaid interest to the Redemption Date of $280,674. A copy of the press release is attached to this Form 8-K as Exhibit 99.2, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release, dated December 17, 2009, announcing the completion of the Company’s offer to purchase its Second Priority Senior Secured Floating Rate Notes due 2012.

99.2    Press Release, dated December 22, 2009, announcing the offer to redeem of $20,000,000 of the Company’s Second Priority Senior Secured Floating Rate Notes due 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: December 22, 2009	By:	/s/ Michael G. Archbold
Name: Michael G. Archbold
Title: Chief Financial Officer